UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-----------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-----------------------

Date of Report (Date of earliest event reported):
June 2, 2014

United States Steel Corporation
-----------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
---------------	------------------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
---------------------------------------	----------
(Address of principal executive offices)	(Zip Code)

412 433-1121
------------------------------
(Registrant's telephone number,
including area code)

-----------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01. Other Events.

On June 2, 2014 United States Steel Corporation (“U. S. Steel”) announced it will indefinitely idle two tubular manufacturing facilities in McKeesport, Pa., and Bellville, Texas, in early August, impacting approximately 260 employees as a result of business conditions which are influenced by unfairly traded tubular products imported into the United States. The indefinite idling of these loss-making operations will reduce the number of U. S. Steel’s tubular facilities from 10 to 8, but will enable U. S. Steel to operate more profitably as it repositions to meet future customer demand. Approximately 45 professional and management employees and 215 represented employees were advised of the upcoming idling and restructuring job reductions and are being issued notices under the Worker Adjustment and Retraining Notification Act (WARN).

A copy of the Press Release is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibit

99.1. Press Release titled: “U. S. STEEL TO IDLE TWO TUBULAR FACILITIES IN PENNSYLVANIA AND TEXAS; FOREIGN DUMPING OF UNFAIRLY TRADED TUBULAR PRODUCTS A CONTRIBUTING FACTOR”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
--------------------
Gregory A. Zovko
Vice President & Controller

Dated: June 2, 2014

2